Exhibit (c)(12)

 Project Titan | Discussion materials  November 06, 2020

Overview of Management Forecasts

- Navistar management has advised that the Management Base Case represents its higher probability financial forecast and directed that it should form the basis of the valuation analysis
- Both the Management Base Case and Upside Case assume that the TRATON Alliance continues throughout the forecast period
  - Management has indicated that a termination of the TRATON Alliance would reduce the Company's forecasted earnings and cash flows

Management Base Case

- Management has indicated that the Management Base Case represents its best current estimate and judgment as to its financial forecast for the Company for 2020E – 2026E and will form the basis of Management's next Strategic Plan
- Assumes Navistar increases North American market share to 20.2% by 2026E and WholeCo EBITDA margin to 10.9% by 2026E
- Management Base Case forms the basis for our discounted cash flow analysis

Management Upside Case

- Management has indicated that the Management Upside Case was developed to highlight potential upside in the business but in the materially lower probability financial scenario
- Assumes Navistar increases North American market share to 22.6% by 2026E and WholeCo EBITDA margin to 12.7% by 2026E
- Management Upside Case discounted cash flow analysis presented for reference purposes only

Source: Navistar management projections

J.P.Morgan PJT

1

 Navistar projected market share forecasts          18.8%  16.1%  18.0%  18.8%  20.1%  20.2%  20.2%  17.5% 17.5%  18.9%  20.4%  22.2%  22.6%  22.6%  2019A  2020E  2021E  2022E  2023E  2024E  2025E  2026E    Management Base Case    Management Upside Case (For reference only)        Source: Navistar management projections  3

                                           $370  $700  $1,064  $1,432  $1,337  $1,464  9.9%  11.6%  11.2%  11.6%  12.7%  Management forecast comparison ($mm)  Source: Company information and Navistar management projections. Analyst consensus per CapIQ as of 11/04/20  Management Case 2019      $11,251  $9,603  $10,498  $11,170  $12,387  $12,055                            $1,119  $1,451  $1,448  10.0%  11.7%  12.0%  $882    $740    $877                                7.8%    7.7%    8.4%  2019    2020    2021  2022 2023 2024  Management projections pre-COVID  Adjusted base case with revised estimates                                Management Upside Case (For reference only)      $7,400  $8,729  $10,732  $12,315  $11,887  $12,600  $12,600  $1,604  Adjusted base case with revised estimates                      Management Base Case  (16.9%) (6.3%) (5.7%) (7.1%)      $7,400  $8,729  $10,465  $11,681  $11,203  $11,756  $11,756    nue eRev      $7,414  $8,679  $9,536                  $377  $612  $788    0.2%    Δ vs..Mgmt. Upside case    Δ vs..Mgmt. 0.2%Base case    (0.6%)  (11.1%)  2.0%  (12.6%)  (26.0%)  (0.6%)  (8.9%)  2.0%  (12.6%)  (22.2%)    Current analyst consensus    2020 2021 2022Consensus revenue   5.1% 7.0% 8.0% 2020 2021 2022Consensus Adj. EBITDA                                    $370  $700  $1,013  $1,295  $1,190  $1,291  $1,282  5.0%  11.1%  10.6%  11.0%  10.9%  8.0%  9.7%          5.0%    8.0%              2021  2022  2023  2024  2025  2026  2020    2021    2022  2023  2024  2025  2026  2020    Adj. EBITDA      Revenue  2019  2020  2021  2022  2023  2024  2020  2021  2022  2023  2024  2025  2026  2020  2021  2022  2023  2024  2025  2026  % growth  (14.6%)  9.3%  6.4%  10.9%  (2.7%)  (34.2%)  18.0%  19.9%  11.6%  (4.1%)  4.9%  0.0%  (34.2%)  18.0%  22.9%  14.8%  (3.5%)  6.0%  0.0%  Δ vs..Mgmt. (49.9%) (20.2%) (9.5%) (10.8%) (17.8%) Δ vs..Mgmt. (49.9%) (20.2%) (4.9%) (1.3%) (7.7%)case 2019 case 2019                                        Δ vs..Mgmt.. (22.9%)  (16.9%) (3.9%) (0.6%) (1.4%)  Δ vs..Mgmt. (22.9%)  case 2019  case 2019      Note: Financials reflect forecasted as of 10/31 FYE  4

                   Illustrative valuation summary  $21.36  $30.00  $43.00  $19.00  $12.60  $30.00  $44.10  $39.15  $45.00  $50.00  $37.50  $42.20  $42.40  $59.40  $0  $10  $20  $30  $40  $50  $60    Unaffected (01/30/20):$24.07  Discount rate: 9.5% – 10.5% TVGR:1.0% – 2.0%  Source: Navistar management projections, FactSet as of 11/04/20, Balance sheet date forecasted as of 10/31/20; Valuation date of 10/31/201 NAV high since S&P 500 low on 03/23/2020 through the 09/10/20 unaffected date of the $43.00 offer; 2 Median value of analyst price targets as of each respective date; 3 Net debt of $1,833mm as of 10/31/20, preferred stock of $2mm, minority interest of $2mm, investment in affiliates of $30mm as per 2020 Q3 filing; Post tax underfunded pension and OPEB of $1,442mm (assumes tax rate of 21%, pre-tax underfunded pension of $1,468mm and pre-tax underfunded OPEB of $356mm as of 10/31/20); BV of FinCo equity of $347mm; 4 Net debt of $1,833mm as of 10/31/20, preferred stock of $2mm, minority interest of $2mm, investment in affiliates of $30mm as per 2020 Q3 filing; 5 Net debt of $1,833mm as of 10/31/20, preferred stock of $2mm, minority interest of $2mm, investment in affiliates of $30mm as per 2020 Q3 filing; Post-tax  Current  (11/04/20):  $43.20      Equity value per share ($/share), rounded to the nearest $0.10 (except 52-week high/low and analyst price targets)Management Upside Case –For reference only  7.0x – 12.0x$594mm  LTM 2020E EBITDA 2021E EBITDAPO  10.0x – 15.0x$370mm  Discount rate: 9.5% – 10.5% TVGR:1.0% – 2.0%    Management Base Case      Trading multiples3    DCF5    DCF5      Traton offer (10/15/20):$44.50  High: 03/01/2019 Low: 08/27/2019    High between 3/23/20 –9/10/20:$37.351  Median  $31.502  Median:  $45.002  For reference purposes only      52-week close as of 01/30/2020  Analyst price Analyst pricetargets as of targets as of01/30/2020 11/04/2020  Transaction multiples4      mid-point of litigation risk as per Navistar management; Post tax underfunded pension and OPEB of $1,442mm; PV of NOLs of $430mm including $80mm of R&D credit; BV of FinCo equity of $347mm  5

 Illustrative discounted cash flow bridge    Management Base Case                $3.50  $4.30  ($18.00)  ($14.40)  ($3.90)  PV of cash flow  PV of Terminal  Book value of FinCo  PV of NOLs incl.  Net debt  Tax-affected  Post-tax litigation  Share price    value  equity  R&D credit    pension & OPEB  expenses              adjustment      Source: Navistar management projections; Note: Assumes valuation date as of 10/31/20; assumes mid-period discounting convention; assumes tax rate of 27%; Equity value per share ($/share), PV of NOLs of$430mm including $80mm of R&D credit; Net debt of $1,833mm as of 10/31/20, preferred stock of $2mm, minority interest of $2mm, investment in affiliates of $30mm as per 2020 Q3 filing; Post-tax mid-point of litigation risk as per Navistar management; Post tax underfunded pension and OPEB of $1,442mm; PV of NOLs of $430mm including $80mm of R&D credit; BV of FinCo equity of $347mm; rounded to the nearest  Discount rate: 9.5% – 10.5%TGR: 1.0% – 2.0%  $31.00 – $32.40  $27.70 – $38.60  $30.00 – $42.40      $0.10  6

      Revenue CAGR   21E' - 25E' 8.7%  8.2%  7.7%  7.2%  6.7%  21E' - 25E' 8.7%  8.2%  7.7%  7.2%  6.7%  21E' - 30E' 4.8%  4.3%  3.8%  3.3%  2.8%  21E' - 30E' 4.8%  4.3%  3.8%  3.3%  2.8%  Long term manufacturing EBITDA margin  11.5%  $40  $38  $35  $33  $30    11.0%  $38  $35  $33  $30  $28    10.5%  $35  $32  $30  $28  $25    10.0%  $32  $30  $27  $25  $23    9.5%  $29  $27  $25  $23  $21  Illustrative standalone discounted cash flow sensitivity analysis     Revenue CAGR   Long term manufacturing EBITDA margin  11.5%  $47  $44  $41  $39  $36    11.0%  $44  $41  $38  $36  $33    10.5%  $41  $38  $35  $33  $30    10.0%  $38  $35  $33  $30  $28    9.5%  $35  $32  $30  $27  $25    High  Long term manufacturing EBITDA margin        Low    Mid-point  Discount rate: 10.50%; TVGR: 1.0%  Discount rate: 10.00%; TVGR: 1.5%  Discount rate: 9.50%; TVGR: 2.0%    Management Base Case       Source: Navistar management projections 6

Navistar broker targets and historical performance

Current broker target prices as of 11/04/2020[2]

Broker	Date	Rec.	Target price ($)	Prem. / (Disc.) to current[1]
Jefferies	10/22/20	Hold	$44.50	3.0%
Melius Research	10/16/20	Hold	46.00	6.5%
RBC Capital Markets	10/16/20	Hold	44.50	3.0%
Raymond James	10/15/20	Hold	–	–
Loop Capital Markets	10/13/20	Hold	46.00	6.5%
Vertical Research	10/09/20	Hold	45.00	4.2%
Wolfe research	10/09/20	Buy	50.00	15.7%
BMO Capital Markets	9/14/20	Hold	43.00	(0.5%)
Median			**$45.00**	**4.2%**

Unaffected broker target prices as of 01/30/2020[2],[3]

Broker	Date	Rec.	Target price ($)	Prem. / (Disc.) to unaffected[4]
BMO Capital Markets	12/20/19	Hold	$30.00	24.6%
Baird	12/18/19	Buy	34.00	41.3%
Vertical Research	12/18/19	Hold	30.00	24.6%
Raymond James	12/17/19	Hold	–	–
Loop Capital Markets	12/17/19	Buy	38.00	57.9%
Jefferies	12/17/19	Buy	45.00	87.0%
RBC Capital Markets	12/17/19	Hold	32.00	32.9%
Melius Research	12/17/19	Hold	31.00	28.8%
Wells Fargo	12/17/19	Hold	30.00	24.6%
Median			**$31.50**	**30.9%**

Navistar broker target price progression


$45.00
$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
Nov-15
Nov-16
Nov-17
Nov-18
Nov-19
Nov-20

Navistar share price performance – 5 years

(rebased to NAV share price)

Returns	5yr	3yr	1yr	YTD	Since 01/30	Since 09/09
NAV	229%	3%	27%	49%	79%	21%
S&P 500	64%	33%	12%	7%	5%	1%
Average NAV price	$28.97	$33.81	$30.84	$30.66	$31.06	$42.69


March 11, 2020:
WHO declares COVID-19 a global pandemic
229%
64%
January 30, 2020: Navistar receives $35 bid from TRATON after market close
01/30/2020 unaffected share price of $24.07
September 10, 2020: Navistar receives revised $43 bid from TRATON
$50
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
Nov-15
Nov-16
Nov-17
Nov-18
Nov-19
Nov-20

Navistar & TRATON reaction to proposals – since 01/01/2020

(Indexed to 100)


NAV
TRATON
September 11, 2020:
MAN announces an "extensive restructuring" plan stating up to 25% of employees jobs could be cut
1st offer
2nd offer
July 11, 2020:
CEO Andreas Renschler to step down immediately, will be succeeded by Matthias Gründler
49%
(28%)
175
150
125
100
75
50
25
Jan-20
Feb-20
Mar-20
Apr-20
May-20
Jun-20
Jul-20
Aug-20
Sep-20
Nov-20

Source: Press releases; Factset as of 11/04/2020
(1) Based on 11/04/2020 closing price of $43.20; (2) Excludes J.P. Morgan research;
(3) Pre-proposal 1/30/2020; (4) Based on 01/30/2020 closing price of $24.07

J.P.Morgan PJT
7

 Commercial vehicle trading multiples        9.7x  9.3x  7.3x  7.1x  5.6x  3.4x  11.8x(2)11.0x(3)10.4x  Median 2021E Adj. TEV / EBITDAPO(Excl. NAV)7.3x  Source: Company filings, Wall Street Research, Capital IQNote: Market data as of 11/4/20. Navistar multiples represent unaffected share price as of 9/9/20 and balance sheet as of 7/31/20. Median trading multiple excludes Navistar multiplesAdjusted TEV defined as market cap plus net debt, preferred stock, minority interest and tax-affected pension & OPEB less investments in affiliates and book value of FinCo EquityBased on consensus 2021E Manufacturing EBITDA of $554mmAssumes 2021E Manufacturing EBITDAPO of $594mm based on 2021E WholeCo Adj. EBITDA of $700mm, 2021E FinCo EBITDA of $126mm, and 2021E non-service pension cost of $20mm per Navistar management projections  2021E ADJ. TEV / EBITDAPO(1)      (Consensus)                    Unaffected NAV TEV as of 9/9/20  (Management Base Case)      9

 Commercial vehicle transaction multiples – For reference only        9.7x  8.4x  6.1x4.5x  9.7x    TEV / LTM EBITDA15.6x12.8x11.6x  Year  2000 – 2014  2019  2006  2016  2006 – 2012  2016  2000  Target  Scania  WABCO  Scania  Navistar  MAN  Blue Bird  Renault V.I.  Acquirer  Volkswagen  ZF  MAN  Volkswagen  Volkswagen  American Securities  Volvo    Transaction Size ($bn)Announced Synergies ($mm)(5)  Weighted Avg.(1)  $7.4  $16.6(2)  $5.9(3)  Weighted Avg.(1)  $0.4(4)  $1.6  $1,170  NA  $630  $200  NA  NA  $360  Source: Company filings, Capital IQRepresents weighted average multiple based on size of acquired stake for all of Volkswagen’s stake purchases in Scania and MANTransaction ultimately evolved into Volkswagen takeovers of Scania and MAN separatelyImplied based on 16.6% ownership stakeImplied based on 57% ownership stakeReflects annual run-rate synergies. Synergy amount converted to USD based on conversion rate on announcement date  Median TEV / LTM EBITDA      10

Navistar implied acquisition multiples

Including NOLs and potential litigation liabilities

($ in millions, except per share)		
Navistar Offer Price		**$44.50**
Premium to unaffected price of $24.07 as of 1/30/20		*84.9%*
Premium to unaffected 52-week high of $39.15 as of 1/30/20		*13.7%*
FDSO (mm)		100.2
Implied Equity Value		**$4,459**
Plus: Industrial Net Debt and Other[1]		1,768
Implied Enterprise Value		**$6,227**
Plus: Tax Affected Unfunded Pension & OPEB[2]		1,442
Implied Adj. Enterprise Value		**$7,668**
Less: Book Value of FinCo Equity[3]		(347)
Implied Adj. Manufacturing Enterprise Value		**$7,321**
Valuation Multiples		
TEV / EBITDA	**Metric**	
2020E	$370	16.8x
2021E	$700	8.9x
Adj. TEV / EBITDAPO		
2020E	$433	17.7x
2021E	$720	10.6x
Adj. Manufacturing TEV / Manufacturing EBITDAPO		
2020E	$308	23.8x
2021E	$594	12.3x

Source: Company Filings, Navistar Management Projections, Bloomberg

(1) Net debt of $1,833mm forecasted as of 10/31/20, preferred stock of $2mm, minority interest of $2mm, investment in affiliates of $30mm as per 2020 Q3 filing; $391mm post-tax mid-point of litigation risk as per Navistar management; PV of NOLs of $430mm including $80mm of R&D credit

(2) Post tax underfunded pension and OPEB of $1,442mm (assumes tax rate of 21%, pre-tax underfunded pension of $1,468mm and pre-tax underfunded OPEB of $356mm forecasted as of 10/31/20

(3) Assumes 1.0x FinCo. book value of $347mm which reflect reduction in Fin Co. value to account for intercompany loan to Manufacturing Co. as per Navistar management

J.P.Morgan PJT

10

APPENDIX

 Illustrative standalone discounted cash flow analysis   Terminal growth rate 1.0% 1.5% 2.0%   Discount rate  9.5%  $3,743  $3,978  $4,244    10.0%  3,350  3,551  3,777    10.5%  2,999  3,172  3,365   Terminal growth rate 1.0% 1.5% 2.0%   Discount rate  9.5%  $37.40  $39.73  $42.37    10.0%  $33.49  $35.49  $37.73    10.5%  $29.99  $31.71  $33.64    PV of terminal value    PV of cash flows  +    Firm value   Terminal growth rate 1.0% 1.5% 2.0%   Discount rate  9.5%  6.7x  7.1x  7.6x    10.0%  6.3x  6.7x  7.2x    10.5%  6.0x  6.4x  6.8x    Equity value    Implied value per share    Book value of FinCo1  +    Implied TV / 2030E Adj. EBITDA  =  Discount rate  9.5%  ($3,209)    10.0%  (3,209)    10.5%  (3,209)   Terminal growth rate 1.0% 1.5% 2.0%   Discount rate  9.5%  $3,366  $3,601  $3,867    10.0%  3,045  3,245  3,471    10.5%  2,763  2,936  3,129   Terminal growth rate 1.0% 1.5% 2.0%   Discount rate  9.5%  $6,953  $7,187  $7,453    10.0%  6,559  6,760  6,986    10.5%  6,208  6,381  6,575  Discount rate  9.5%  $3,239    10.0%  3,168    10.5%  3,098   Management projections Management extrapolations CAGR E l  )  )  ))                Discount rate  9.5%  $347    10.0%  347    10.5%  347    Net debt and NOLs2  =  -  Management Base Case – 10.5% Manufacturing long term margin; Assumed discount rate of 9.5% - 10.5%     ($mm)     Oct-21E  Oct-22E  Oct-23E  Oct-24E  Oct-25E  Oct-26    Oct-27E  Oct-28E  Oct-29E  Oct-30E  Termina      21E' - 25E' 21E'  - 30E'  Manufacturing revenue    $8,504  $10,185  $11,386  $10,903  $11,454  $11,454    $11,497  $11,584  $11,714  $11,890  $12,068      7.7%  3.8%  % growth    17.6%  19.8%  11.8%  (4.2%)  5.1%  0%    0.4%  0.8%  1.1%  1.5%  1.5%          Manufacturing Adj. EBITDA    $574  $837  $1,111  $1,008  $1,108  $1,100    $1,212  $1,221  $1,235  $1,253  $1,272      17.9%  9.1%  % margin    6.7%  8.2%  9.8%  9.2%  9.7%  9.6%    10.5%  10.5%  10.5%  10.5%  10.5%          Plus: Non-service pension expenses    20  16  12  8  6  0    (4)  0  0  0  0          Manufacturing EBITDAPO    $594  $853  $1,123  $1,017  $1,114  $1,100    $1,208  $1,221  $1,235  $1,253  $1,272          % margin    7.0%  8.4%  9.9%  9.3%  9.7%  9.6%    10.5%  10.5%  10.5%  10.5%  10.5%          Less: Manufacturing D&A    (132)  (171)  (185)  (194)  (185)  (185    (193)  (201)  (209)  (217)  (217)        Manufacturing EBITPO    $463  $682  $938  $823  $929  $915    $1,015  $1,020  $1,026  $1,037  $1,055          % margin    5.4%  6.7%  8.2%  7.5%  8.1%  8.0%    8.8%  8.8%  8.8%  8.7%  8.7%          Tax expense    (36)  (184)  (253)  (222)  (251)  (247    (274)  (275)  (277)  (280)  (285)        EBIAT    $427  $498  $685  $601  $678  $668    $741  $745  $749  $757  $770          Add: Manufacturing D&A    132  171  185  194  185  185    193  201  209  217  217          % capex    43.8%  57.1%  61.6%  64.6%  61.7%  61.7%    64.3%  67.0%  69.6%  72.3%  72.3%          Less: Capex    (300)  (300)  (300)  (300)  (300)  (300    (300)  (300)  (300)  (300)  (300)    0.0%  0.0%  Less: Δ(NWC) & Other    (53)  22  97  (96)  (54)  (83    (5)  (5)  (5)  (5)  (5)        Unlevered FCF    $205  $391  $666  $399  $509  $470    $629  $641  $653  $668  $682              Source: Navistar management projections; Note: Assume valuation date as of 10/31/20; assumes mid-period discounting convention; assumes tax rate of 27%1 Assumes 1.0x FinCo. book value of $347mm which reflect reduction in Fin Co. value to account for intercompany loan to Manufacturing Co. as per Navistar management2 Net debt of $1,833mm forecasted as of 10/31/20, preferred stock of $2mm, minority interest of $2mm, investment in affiliates of $30mm as per 2020 Q3 filing; $387mm post-tax mid-point of litigation risk as per Navistar management; Post tax underfunded pension and OPEB of $1,442mm (assumes tax rate of 21%, pre-tax underfunded pension of $1,468mm and pre-tax underfunded OPEB of $356mm forecasted as of 10/31/20); PV of NOLs of $430mm including $80mm of R&D credit  13

 Illustrative standalone discounted cash flow analysis   Terminal growth rate 1.0% 1.5% 2.0%   Discount rate  9.5%  $5,343  $5,633  $5,962    10.0%  4,853  5,101  5,380    10.5%  4,415  4,629  4,868    PV of terminal value   Terminal growth rate 1.0% 1.5% 2.0%   Discount rate  9.5%  $53.26  $56.13  $59.38    10.0%  $48.40  $50.86  $53.62    10.5%  $44.06  $46.18  $48.55    PV of cash flows  +    Firm value    Equity value   Terminal growth rate 1.0% 1.5% 2.0%   Discount rate  9.5%  $4,181  $4,471  $4,799    10.0%  3,781  4,029  4,308    10.5%  3,431  3,645  3,884   Terminal growth rate 1.0% 1.5% 2.0%   9.5%  $8,553  $8,842  $9,171  10.0%  8,062  8,310  8,589  10.5%  7,624  7,838  8,077  Discountrate  Discount rate  9.5%  7.0x  7.5x  8.1x    10.0%  6.6x  7.1x  7.6x    10.5%  6.3x  6.7x  7.1x    Implied value per share  Discount rate  9.5%  ($3,209)    10.0%  (3,209)    10.5%  (3,209)    Book value of FinCo1  Discount rate  9.5%  $4,025    10.0%  3,934    10.5%  3,846    Implied TV / 2030E Adj. EBITDA Terminal growth rate 1.0% 1.5% 2.0%   +  =                 ($mm)   Oct-21E  Oct-22E  Oct-23E  Oct-24E  Oct-25E  Oct-26E  Oct-27E  Oct-28E  Oct-29E  Oct-30E  Terminal      21E' - 25E'  21E' - 30E'  Manufacturing revenue  $8,504  $10,451  $12,020  $11,588  $12,298  $12,298  $12,344  $12,437  $12,577  $12,765  $12,957      9.7%  4.6%  % growth  17.6%  22.9%  15.0%  (3.6%)  6.1%  0%  0.4%  0.8%  1.1%  1.5%  1.5%          Manufacturing Adj. EBITDA  $574  $889  $1,249  $1,156  $1,282  $1,422  $1,427  $1,438  $1,454  $1,476  $1,498      22.3%  11.1%  % margin  6.7%  8.5%  10.4%  10.0%  10.4%  11.6%  11.6%  11.6%  11.6%  11.6%  11.6%          Plus: Non-service pension expenses  20  16  12  8  6  0  (4)  0  0  0  0          Manufacturing EBITDAPO  $594  $905  $1,260  $1,164  $1,287  $1,422  $1,423  $1,438  $1,454  $1,476  $1,498          % margin  7.0%  8.7%  10.5%  10.0%  10.5%  11.6%  11.5%  11.6%  11.6%  11.6%  11.6%          Less: Manufacturing D&A  (132)  (171)  (185)  (194)  (185)  (185)  (193)  (201)  (209)  (217)  (217)          Manufacturing EBITPO  $463  $734  $1,075  $970  $1,102  $1,237  $1,230  $1,237  $1,245  $1,259  $1,281          % margin  5.4%  7.0%  8.9%  8.4%  9.0%  10.1%  10.0%  9.9%  9.9%  9.9%  9.9%          Tax expense  (36)  (198)  (290)  (262)  (298)  (334)  (332)  (334)  (336)  (340)  (346)          EBIAT  $427  $536  $785  $708  $805  $903  $898  $903  $909  $919  $935          Add: Manufacturing D&A  132  171  185  194  185  185  193  201  209  217  217          % capex  43.8%  57.1%  61.6%  64.6%  61.7%  61.7%  64.3%  67.0%  69.6%  72.3%  72.3%          Less: Capex  (300)  (300)  (300)  (300)  (300)  (300)  (300)  (300)  (300)  (300)  (300)      0.0%  0.0%  Less: Δ(NWC) & Other  (53)  49  128  (94)  (42)  (83)  (5)  (5)  (5)  (5)  (5)          Unlevered FCF  $205  $456  $798  $508  $648  $705  $786  $799  $813  $831  $847          Discount rate  9.5%  $347    10.0%  347    10.5%  347    Net debt and NOLs2  =  -    Management Upside Case – 11.4% Manufacturing long term margin; Assumed discount rate of 9.5% - 10.5%(For reference only) Management projections Management extrapolations CAGR       Source: Navistar management projections; Note: Assume valuation date as of 10/31/20; assumes mid-period discounting convention; assumes tax rate of 27%1 Assumes 1.0x FinCo. book value of $347mm which reflect reduction in Fin Co. value to account for intercompany loan to Manufacturing Co. as per Navistar management2 Net debt of $1,833mm forecasted as of 10/31/20, preferred stock of $2mm, minority interest of $2mm, investment in affiliates of $30mm as per 2020 Q3 filing; $387mm post-tax mid-point of litigation risk as per Navistar management; Post tax underfunded pension and OPEB of $1,442mm (assumes tax rate of 21%, pre-tax underfunded pension of $1,468mm and pre-tax underfunded OPEB of $356mm forecasted as of 10/31/20); PV of NOLs of $430mm including $80mm of R&D credit  14

 Illustrative discounted cash flow bridge                $3.50  $4.30  ($18.00)  ($14.40)  ($3.90)  PV of cash flow  PV of Terminal  Book value of FinCo  PV of NOLs incl.  Net debt  Tax-affected  Post-tax litigation  Share price    value  equity  R&D credit    pension & OPEB  expenses              adjustment        Management Upside Case (For reference only)  Source: Navistar management projections; Note: Assumes valuation date as of 10/31/20; assumes mid-period discounting convention; assumes tax rate of 27%; Equity value per share ($/share), PV of NOLs of$430mm including $80mm of R&D credit; Net debt of $1,833mm as of 10/31/20, preferred stock of $2mm, minority interest of $2mm, investment in affiliates of $30mm as per 2020 Q3 filing; Post-tax mid-point of litigation risk as per Navistar management; Post tax underfunded pension and OPEB of $1,442mm; PV of NOLs of $430mm including $80mm of R&D credit; BV of FinCo equity of $347mm; rounded to the nearest  Discount rate: 9.5% – 10.5%TGR: 1.0% – 2.0%  $38.40 – $40.10  $34.30 – $47.80  $44.10 – $59.40      $0.10  15

      Revenue CAGR 21E' - 25E' 10.2% 9.7% 9.2% 8.7% 8.2%  21E' - 30E' 5.1%  4.6%  4.1%  3.6%  3.1%  Long term manufacturing EBITDA margin  12.1%  $50  $47  $44  $41  $39    11.6%  $47  $44  $41  $39  $36    11.1%  $44  $41  $39  $36  $34    10.6%  $41  $39  $36  $34  $31    10.1%  $38  $36  $33  $31  $29  Illustrative standalone discounted cash flow sensitivity analysis     Revenue CAGR 21E' - 25E' 10.2% 9.7% 9.2% 8.7% 8.2%  21E' - 30E' 5.1%  4.6%  4.1%  3.6%  3.1%  Long term manufacturing EBITDA margin  12.1%  $57  $54  $51  $48  $45    11.6%  $54  $51  $48  $45  $42    11.1%  $51  $48  $45  $42  $39    10.6%  $48  $45  $42  $39  $37    10.1%  $44  $42  $39  $36  $34  Long term manufacturing EBITDA margin        High    Low    Mid-point  Discount rate: 10.50%; TVGR: 1.0%  Discount rate: 10.00%; TVGR: 1.5%  Discount rate: 9.50%; TVGR: 2.0%    Management Upside Case (For reference only)       Source: Navistar management projections 14

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